UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014

OFS Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 24, 2014, OFS Capital WM, LLC (“OFS Capital WM”), a wholly-owned subsidiary of OFS Capital Corporation (the “Company”), amended its $135 million secured revolving credit facility (the “WM Credit Facility”) with Wells Fargo Bank, N.A. (the “Amendment”). Pursuant to the Amendment, the calculation of the borrowing base was adjusted and the minimum equity requirement was lowered from $50 million to $35 million, resulting in additional liquidity for the Company. In addition, the size of the WM Credit Facility was reduced from $135 million to $125 million. No financing costs were incurred in connection with the Amendment.

The foregoing description of the WM Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment to the Loan and Security Agreement, as amended by the First Amendment to the Loan and Security Agreement dated as of November 27, 2010, the Second Amendment to the Loan and Security Agreement dated as of January 26, 2011, the Third Amendment to the Loan and Security Agreement dated as of September 28, 2012, the Fourth Amendment to the Loan and Security Agreement dated as of January 22, 2013, the Fifth Amendment to the Loan and Security Agreement dated as of April 3, 2013, the Sixth Amendment to the Loan and Security Agreement dated as of November 22, 2013, the Seventh Amendment to the Loan and Security Agreement dated as of January 17, 2014 and the Eighth Amendment, incorporated herein by reference. The full text of the Eighth Amendment is incorporated by reference from the Company’s Pre-Effective Amendment No.1 to the Registration Statement on Form N-2 filed with the U.S. Securities and Exchange Commission on July 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation

Date: July 28, 2014	By:	/s/ Bilal Rashid
Chief Executive Officer